EXHIBIT 99.4

I consent to the use of my name as a proposed Director in the “Management Section” of the Registration Statement to be filed by Sunstone Hotel Investors, Inc. on Form S-11 and the related Prospectus and any amendments thereto.

Dated: October 5, 2004

/s/ Z. JAMIE BEHAR
Z. Jamie Behar